REGISTRATION NO. 333-43311

     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 7, 1998
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

OLD REPUBLIC INTERNATIONAL
CORPORATION                          DELAWARE                      36-2678171

(EXACT NAME OF             (STATE OR OTHER JURISDICTION OF     (I.R.S. EMPLOYER
REGISTRANT AS              INCORPORATION OR ORGANIZATION)      IDENTIFICATION
SPECIFIED IN ITS                                               NUMBER)
CHARTER)


                            307 NORTH MICHIGAN AVENUE
                          CHICAGO, ILLINOIS 60601-5382
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                           SPENCER LEROY III, ESQUIRE
                     SENIOR VICE PRESIDENT, GENERAL COUNSEL
                                  AND SECRETARY
                     OLD REPUBLIC INTERNATIONAL CORPORATION
                            307 NORTH MICHIGAN AVENUE
                          CHICAGO, ILLINOIS 60601-5382
                                 (312) 346-8100
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                         ------------------------------
                                   COPIES TO:
                            KURT W. FLORIAN, ESQUIRE
                              LORD, BISSELL & BROOK
                            115 SOUTH LA SALLE STREET
                             CHICAGO, ILLINOIS 60603
                                 (312) 443-1728
                          -----------------------------
 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.
                          -----------------------------

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
         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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
                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  LIST OF EXHIBITS.

EXHIBIT

1.1+              Form of Underwriting Agreement (Debt)
1.2+              Form of Underwriting Agreement (Equity)
1.3+              Form of Underwriting Agreement (Stock Purchase Contracts)
1.4+              Form of Underwriting Agreement (Stock Purchase Units)
3.1               Restated Certificate of Incorporation of the Corporation
                  (incorporated  herein  by  reference  to  Exhibit  3(A) to the
                  Corporation's  Annual  Report on Form 10-K for the year  ended
                  December 31, 1995).
3.2**             Amended and Restated Bylaws of the Corporation.
4.1               Indenture  dated as of August 15, 1992 between the Corporation and Wilmington Trust Company, as trustee  (incorporated herein by  reference  to  Exhibit  4(G) to the  Corporation's  Annual
                  Report on Form 10-K for the year ended December 31, 1993).
4.2               Supplemental Indenture No. 1 dated as of June 16, 1997
                  supplementing the Indenture (incorporated herein by reference to Exhibit 4.3 to the Corporation's Registration Statement on
                  Form 8-A filed on June 16, 1997).
4.3*              Supplemental Indenture No. 2 dated as of December 31, 1997 supplementing the Indenture.
4.4+              Form of Deposit Agreement
4.5+              Form of Purchase Contract Agreement
4.6+              Form of Pledge Agreement
4.7               Certificate  of   Designations   of  Series  G-2   Convertible
                  Preferred Stock  (incorporated  herein by reference to Exhibit
                  4(A) to the  Corporation's  Annual Report on Form 10-K for the
                  year ended December 31, 1995)
4.8               Amended  and  Restated  Rights  Agreement  dated May 15,  1997 between the Corporation and The First Chicago Trust Company of
                  New York  (incorporated  herein by reference to Exhibit 4.1 to the Corporation's  Current Report on Form 8-K filed on May 30,
                  1997).
4.9               Certificate of Designations of Series A Junior Participating
                  Preferred Stock (incorporated herein by reference to Exhibit
                  4.1 to the Corporation's Current Report on Form 8-K filed
                  on May 30, 1997).
4.10              Agreement to furnish certain long-term debt instruments to the
                  Securities and Exchange Commission upon request  (incorporated herein by reference to Exhibit 4(D) to the Corporation's  Form
                  8 filed on August 28, 1987).
5.1*              Opinion of Spencer LeRoy III.
12.1*             Statement re:Computation of ratio of earnings to fixed charges
12.2*             Statement re:Computation of ratio of earnings to combined
                  fixed charges and preferred stock dividends
23.1**            Consent of Coopers & Lybrand  L.L.P.
23.2*             Consent of Spencer LeRoy III (included in Exhibit 5.1)
24.1**            Powers of Attorney for the Corporation (included in signature pages)
25.1              Form T-1 Statement of  Eligibility  under the Trust  Indenture
                  Act of 1939, as amended, of Wilmington Trust Company, as Trustee, under the Indenture (incorporated herein by reference to Exhibit 26 to the Corporation's Registration Statement No.
                  33-49064 on Form S-3, declared effective August 18, 1992).

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    +             To be filed under subsequent Form 8-K
    *             Filed herewith
   **             Previously filed

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
                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, STATE OF ILLINOIS, ON JANUARY 7, 1998
                                       Old Republic International Corporation

                                       By:          /s/ A. C. Zucaro
                                          -----------------------------------
                                          NAME: A. C. ZUCARO
                                          TITLE: CHAIRMAN, PRESIDENT AND
                                                 CHIEF EXECUTIVE OFFICER

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

   SIGNATURE                      TITLE                              DATE

 /s/ A. C. Zucaro          Chairman, President                January 7, 1998
-----------------------    and Chief Executive
     A. C. ZUCARO          Officer (Principal
                           Executive Officer)

 /s/ Paul D. Adams         Senior Vice                        January 7, 1998
----------------------     President, Chief Financial
    PAUL D. ADAMS          Officer and Treasurer
                           (Principal Financial Officer)

 /s/Harrington Bischof*    Director                           January 7, 1998
----------------------
  HARRINGTON BISCHOF

 /s/Anthony F. Colao*      Senior Vice President              January 7, 1998
----------------------     and Director
   ANTHONY F. COLAO

 /s/Kurt W. Kreyling*      Director                           January 7, 1998
----------------------
   KURT W. KREYLING

 /s/William G. White, Jr.* Director                           January 7, 1998
-------------------------
   WILLIAM G. WHITE, JR.

 /s/Jimmy A. Dew*          Director                           January 7, 1998
-------------------------
   JIMMY A. DEW

 /s/Wilbur S. Legg*        Director                           January 7, 1998
-------------------------
   WILBUR S. LEGG

 /s/John W. Popp*          Director                           January 7, 1998
-------------------------
    JOHN W. POPP

 /s/ David Sursa*          Director                           January 7, 1998
-------------------------
    DAVID SURSA

 /s/ Peter Lardner*        Director                           January 7, 1998
-------------------------
    PETER LARDNER

 /s/William A. Simpson*    Senior Vice President              January 7, 1998
-------------------------  and Director
    WILLIAM A. SIMPSON

 /s/Arnold L. Steiner*     Director                           January 7, 1998
-------------------------
   ARNOLD L. STEINER

* By /s/  A.C. Zucaro
-----------------------
A.C. Zucaro, Attorney-in-fact
Pursuant to a power of attorney

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